Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Record Third Quarter 2022 Results
ORLANDO, Fla. (Nov. 9, 2022) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its third quarter of 2022 results.
Third quarter highlights1
•Total contract sales were $621 million.
•Member count was 515,000. Net Owner Growth (NOG) for the Legacy-HGV business for the 12 months ended Sept. 30, 2022, was 3.8%, and Diamond added over 1,900 net new members in the quarter.
•Total revenues for the third quarter were $1,116 million compared to $928 million for the same period in 2021.
◦Total revenues were affected by a net recognition of $86 million in the current period compared to a recognition of $241 million in the same period in 2021.
•Net income for the third quarter was $150 million compared to $99 million net income for the same period in 2021.
◦Net income and adjusted net income were affected by a net recognition of $43 million in the current period compared to a net recognition of $133 million in the same period in 2021.
•Adjusted EBITDA for the third quarter was $338 million compared to $340 million for the same period in 2021.
◦Adjusted EBITDA was affected by a net recognition of $43 million in the current period compared to a net recognition of $133 million in the same period in 2021.
•During the quarter, the Company repurchased 2.3 million shares of common stock for $89 million. Through Nov. 9, the Company has repurchased an additional 1.1 million shares for $38 million, and currently has $290 million remaining of the $500 million repurchase plan approved by the Board in May 2022.
•The Company has achieved a targeted $150 million of run-rate cost synergies in only 14 months following the completion of the Diamond Acquisition versus its initial goal of $125 million within 24 months laid out at acquisition close.
Full Year 2022 Outlook
•The Company is raising its 2022 guidance for Adjusted EBITDA excluding deferrals and recognitions to be in a range of $1,025 million to $1,045 million.

“We delivered another solid quarter of performance, underpinned by the strengths of our business and the continued momentum in leisure travel,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Our direct-sales model enables us to engage prospective owners through every environment, and we’ve received a great response from our members as we continue to roll out our HGV Max membership program, new properties, and experiential offerings. We produced record EBITDA and achieved our cost synergy target well ahead of schedule, generating strong free cash flow to support growth and a significant amount of capital returned to shareholders during the quarter.”

1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Diamond Acquisition
On Aug. 2, 2021 (The “Acquisition Date”), HGV completed the acquisition of Dakota Holdings, Inc., the parent of Diamond Resorts International (“Diamond”) (the “Diamond Acquisition”). HGV completed the acquisition by exchanging 100% of the outstanding equity interests of Diamond for shares of HGV common stock. Pre-existing HGV shareholders owned approximately 72% of the combined company after giving effect of the Diamond Acquisition, with certain funds controlled by Apollo Global Management Inc. (the “Apollo Funds” or, “Apollo”) and other minority shareholders, who previously owned 100% of Diamond, holding approximately 28% at the time the Diamond Acquisition was completed.
Diamond also operates in the hospitality and VOI industry, with a worldwide resort network of global vacation destinations. Diamond’s portfolio consists of resort properties that the Company manages, which are included in one of Diamond’s single- and multi-use trusts (collectively, the “Diamond Collections” or “Collections”), or are Diamond-branded resorts in which the Company owns inventory. It also includes affiliated resorts and hotels, which the Company does not manage, and which do not carry the Diamond brand but are a part of Diamond’s network and, through THE Club® and other Club offerings (the “Diamond Clubs”), are available for its members to use as vacation destinations.
The financial results in this report include Diamond’s results of operations beginning on the Acquisition Date. The Company refers to Diamond’s business and operations that were acquired as “Legacy-Diamond” or “Diamond,” and HGV’s operations as “Legacy-HGV,” which is inclusive of operations that existed both prior to and following the Diamond Acquisition.
Overview
For the quarter ended Sept. 30, 2022, diluted EPS was $1.24 compared to $0.90 for the quarter ended Sept. 30, 2021. Net income and Adjusted EBITDA were $150 million and $338 million, respectively, for the quarter ended Sept. 30, 2022, compared to net income and Adjusted EBITDA of $99 million and $340 million, respectively, for the quarter ended Sept. 30, 2021. Total revenues for the quarter ended Sept. 30, 2022, were $1,116 million compared to $928 million for the quarter ended Sept. 30, 2021.
Net income and Adjusted EBITDA for the quarter ended Sept. 30, 2022, included a net recognition of $43 million relating to the opening of Maui Bay Villas Phase IB.
Consolidated Segment Highlights – Third Quarter of 2022
Real Estate Sales and Financing
For the quarter ended Sept. 30, 2022, Real Estate Sales and Financing segment revenues were $745 million, an increase of $86 million compared to the quarter ended Sept. 30, 2021. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $295 million and 39.6%, respectively, for the quarter ended Sept. 30, 2022, compared to $280 million and 42.5%, respectively, for the quarter ended Sept. 30, 2021. Results in the third quarter of 2022 improved due to an increase in tour flow related to an improvement in travel demand versus the prior year along with lower provision and reportability adjustments.
Real Estate Sales and Financing segment Adjusted EBITDA reflects an increase of $43 million due to the net recognition of sales and related expenses of VOIs associated with Maui Bay Villas Phase IB project for the quarter ended Sept. 30, 2022. This compared to $133 million of net recognition of sales related to the Central at 5th, Ocean Tower Phase II, Maui Bay Villas Phase I and The Beach Resort Sesoko Phase I projects for the quarter ended Sept. 30, 2021.
Contract sales for the quarter ended Sept. 30, 2022, increased $188 million to $621 million compared to the quarter ended Sept. 30, 2021. For the quarter ended Sept. 30, 2022, tours increased by 46.1% and VPG decreased by 0.6% compared to the quarter ended Sept. 30, 2021. For the quarter ended Sept. 30, 2022, fee-for-service contract sales represented 28.2% of contract sales compared to 28.6% for the quarter ended Sept. 30, 2021.
Financing revenues for the quarter ended Sept. 30, 2022, increased by $15 million compared to the quarter ended Sept. 30, 2021. This was driven primarily by the increase related to interest income on the timeshare financing receivables. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 110 basis points as of Sept. 30, 2022, compared to Sept. 30, 2021.

Resort Operations and Club Management
For the quarter ended Sept. 30, 2022, Resort Operations and Club Management segment revenue was $299 million, an increase of $83 million compared to the quarter ended Sept. 30, 2021. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $112 million and 37.5%, respectively, for the quarter ended Sept. 30, 2022, compared to $109 million and 50.5%, respectively, for the quarter ended Sept. 30, 2021. Compared to the prior-year period, results in the third quarter of 2022 increased due to the addition of Diamond’s resort network and member base, along with an increase in the number of transactions compared to the same period in 2021, which more than offset the increases in segment operating expenses.
Inventory
The estimated value of the Company’s total contract sales pipeline is approximately $12 billion at current pricing.
The total pipeline includes approximately $6 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining approximately $6 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 84% of the Company’s total pipeline. Approximately 55% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 16% of the Company’s total pipeline. Approximately 56% of the fee-for-service inventory pipeline is currently available for sale.
With 24% of the pipeline consisting of just-in-time inventory and 16% consisting of fee-for-service inventory, capital-efficient inventory represents 40% of the Company’s total contract sales pipeline.
Balance Sheet and Liquidity
Total cash and cash equivalents were $744 million as of Sept. 30, 2022, including $319 million of restricted cash.
As of Sept. 30, 2022, the Company had $2,612 million of corporate debt, net outstanding with a weighted average interest rate of 5.25% and $1,161 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.66%.
As of Sept. 30, 2022, the Company’s liquidity position consisted of $425 million of unrestricted cash and $999 million remaining borrowing capacity under the revolver facility.
As of Sept. 30, 2022, HGV has $750 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $178 million of mortgage notes that are available to be securitized and another $324 million of mortgage notes that the Company expects will become eligible as soon as they meet typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $217 million for the quarter ended Sept. 30, 2022, compared to $68 million for the same period in the prior year. Adjusted free cash flow was $393 million for the quarter ended Sept. 30, 2022, compared to $33 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Sept. 30, 2022, includes add-backs of $19 million related to the Diamond Acquisition.
As of Sept. 30, 2022, the Company’s total net leverage on a pro-forma trailing 12-month basis was approximately 2.08x, not giving effect to anticipated synergies. Inclusive of anticipated synergies, HGV was at 2.05x total net leverage on a pro-forma trailing 12-month basis.
Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$—	$34
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	—	12
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	—	5
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$—	$17

Net income	$51	$73	$150	$—	$274
Interest expense	33	35	37	—	105
Income tax expense	20	41	54	—	115
Depreciation and amortization	60	64	57	—	181
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2
EBITDA	164	213	300	—	677
Other loss (gain), net	(1)	2	(2)	—	(1)
Share-based compensation expense	11	15	14	—	40
Acquisition and integration-related expense	13	17	19	—	49
Impairment expense (reversal)	3	(3)	—	—	—
Other adjustment items(3)	12	29	7	—	48
Adjusted EBITDA	$202	$273	$338	$—	$813

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2021
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(32)	$(42)	$241	$(34)	$133
Cost of VOI sales (deferrals) recognitions(1)	(10)	(13)	73	(12)	38
Sales and marketing expense (deferrals) recognitions	(4)	(7)	35	(5)	19
Net construction (deferrals) recognitions(2)	$(18)	$(22)	$133	$(17)	$76

Net income	$(7)	$9	$99	$75	$176
Interest expense	15	17	42	31	105
Income tax (benefit) expense	(6)	3	49	47	93
Depreciation and amortization	11	12	48	55	126
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	238	208	501
Other loss, net	1	1	20	4	26
Share-based compensation expense	4	14	14	16	48
Acquisition and integration-related expense	15	14	54	23	106
Impairment expense	1	—	1	—	2
Other adjustment items(3)	7	—	13	13	33
Adjusted EBITDA	$42	$70	$340	$264	$716
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Nov. 9, 2022, at 11 a.m. (ET) to discuss third quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Nov. 16, 2022. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13726011. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition and/or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022, as supplemented and updated by the risk factors in HGV’s Quarterly Report on Form 10-Q for the quarters and ending subsequent to the filing of HGV’s Annual Report on Form 10-K, which may be further updated from time to time in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

The Company refers to Deferral Adjusted EBITDA guidance, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 725,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.hiltongrandvacations.com.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2021, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.
Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$425	$432
Restricted cash	319	263
Accounts receivable, net	398	302
Timeshare financing receivables, net	1,743	1,747
Inventory	1,145	1,240
Property and equipment, net	776	756
Operating lease right-of-use assets, net	56	70
Investments in unconsolidated affiliates	69	59
Goodwill	1,416	1,377
Intangible assets, net	1,318	1,441
Land and infrastructure held for sale	—	41
Other assets	381	280
TOTAL ASSETS	$8,046	$8,008
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$978	$673
Advanced deposits	138	112
Debt, net	2,612	2,913
Non-recourse debt, net	1,161	1,328
Operating lease liabilities	74	87
Deferred revenues	223	237
Deferred income tax liabilities	703	670
Total liabilities	5,889	6,020

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 116,387,235 shares issued and outstanding as of September 30, 2022 and 119,904,001 shares issued and outstanding as of December 31, 2021	1	1
Additional paid-in capital	1,607	1,630
Accumulated retained earnings	517	357
Accumulated other comprehensive income	32	—
Total equity	2,157	1,988
TOTAL LIABILITIES AND EQUITY	$8,046	$8,008

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Sales of VOIs, net	$500	$488	$1,130	$597
Sales, marketing, brand and other fees	177	118	457	252
Financing	68	53	196	127
Resort and club management	130	99	379	192
Rental and ancillary services	159	112	466	198
Cost reimbursements	82	58	215	131
Total revenues	$1,116	$928	$2,843	$1,497
Expenses
Cost of VOI sales	102	130	207	154
Sales and marketing	322	234	849	432
Financing	25	19	66	43
Resort and club management	45	26	118	45
Rental and ancillary services	144	84	426	151
General and administrative	50	41	158	92
Acquisition and integration-related expense	19	54	49	83
Depreciation and amortization	57	48	181	71
License fee expense	33	24	90	57
Impairment expense	—	1	—	2
Cost reimbursements	82	58	215	131
Total operating expenses	879	719	2,359	1,261
Interest expense	(37)	(42)	(105)	(74)
Equity in earnings from unconsolidated affiliates	2	1	9	7
Other gain (loss), net	2	(20)	1	(22)
Income before income taxes	204	148	389	147
Income tax expense	(54)	(49)	(115)	(46)
Net income	$150	$99	$274	$101
Earnings per share(1):
Basic	$1.25	$0.92	$2.26	$1.08
Diluted	$1.24	$0.90	$2.23	$1.07
Weighted average shares outstanding(2)
Basic	119,565	107,688	121,309	92,945
Diluted	121,064	109,139	122,942	94,163
(1)Earnings per share is calculated based on unrounded dollars.
(2)Presented in thousands.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Activities
Net income	$150	$99	$274	$101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	48	181	71
Amortization of deferred financing costs, acquisition premiums and other	9	9	34	19
Provision for financing receivables losses	32	49	103	77
Impairment expense	—	1	—	2
Other loss, net	(1)	5	1	7
Share-based compensation	14	14	40	32
Deferred income tax (benefit) expense	(1)	—	(1)	9
Equity in earnings from unconsolidated affiliates	(2)	(1)	(9)	(7)
Return on investment in unconsolidated affiliates	—	2	—	2
Net changes in assets and liabilities:
Accounts receivable, net	9	(1)	(64)	(102)
Timeshare financing receivables, net	(89)	(54)	(141)	(36)
Inventory	81	18	101	(11)
Purchases and development of real estate for future conversion to inventory	(3)	(8)	(4)	(25)
Other assets	138	97	(21)	62
Accounts payable, accrued expenses and other	(33)	(54)	257	5
Advanced deposits	8	(5)	25	(5)
Deferred revenues	(136)	(275)	(13)	(165)
Net cash provided by (used in) operating activities	233	(56)	763	36
Investing Activities
Acquisition of Diamond, net of cash and restricted cash acquired	—	(1,585)	—	(1,585)
Capital expenditures for property and equipment	(6)	(7)	(25)	(11)
Software capitalization costs	(10)	(5)	(26)	(14)
Net cash used in investing activities	(16)	(1,597)	(51)	(1,610)
Financing Activities
Issuance of debt	—	1,300	—	2,650
Issuance of non-recourse debt	269	96	671	96
Repayment of debt	(178)	(788)	(310)	(843)
Repayment of non-recourse debt	(127)	(116)	(824)	(234)
Debt issuance costs and discounts	(5)	(58)	(12)	(61)
Repurchase and retirement of common stock	(84)	—	(162)	—
Payment of withholding taxes on vesting of restricted stock units	—	—	(8)	(5)
Proceeds from employee stock plan purchases	—	—	2	1
Proceeds from stock option exercises	—	4	1	10
Other financing activity	(1)	(1)	(2)	(2)
Net cash (used in) provided by financing activities	(126)	437	(644)	1,612
Effect of changes in exchange rates on cash, cash equivalents & restricted cash	(13)	—	(19)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	78	(1,216)	49	38
Cash, cash equivalents and restricted cash, beginning of period	666	1,780	695	526
Cash, cash equivalents and restricted cash, end of period	$744	$564	$744	$564

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$233	$(56)	$763	$36
Capital expenditures for property and equipment	(6)	(7)	(25)	(11)
Software capitalization costs	(10)	(5)	(26)	(14)
Free Cash Flow	$217	$(68)	$712	$11
Non-recourse debt activity, net	142	(20)	(153)	(138)
Acquisition and integration-related expense	19	54	49	83
Other adjustment items(1)	15	1	48	1
Adjusted Free Cash Flow	$393	$(33)	$656	$(43)
(1) Includes capitalized acquisition and integration-related costs for the three and nine months ended September 30, 2022.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Real estate sales and financing	$745	$659	$1,783	$976
Resort operations and club management	299	216	870	403
Total segment revenues	1,044	875	2,653	1,379
Cost reimbursements	82	58	215	131
Intersegment eliminations	(10)	(5)	(25)	(13)
Total revenues	$1,116	$928	$2,843	$1,497

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$150	$99	$274	$101
Interest expense	37	42	105	74
Income tax expense	54	49	115	46
Depreciation and amortization	57	48	181	71
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	2	—	2	1
EBITDA	300	238	677	293
Other gain (loss), net	(2)	20	(1)	22
Share-based compensation expense	14	14	40	32
Acquisition and integration-related expense	19	54	49	83
Impairment expense	—	1	—	2
Other adjustment items(1)	7	13	48	20
Adjusted EBITDA	$338	$340	$813	$452

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$295	$280	$666	$352
Resort operations and club management(2)	112	109	332	212
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	5	1	12	8
License fee expense	(33)	(24)	(90)	(57)
General and administrative(3)	(41)	(26)	(107)	(63)
Adjusted EBITDA	$338	$340	$813	$452
Adjusted EBITDA profit margin	30.3%	36.6%	28.6%	30.2%
EBITDA profit margin	26.9%	25.6%	23.8%	19.6%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the three and nine months ended September 30, 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Tour flow	142,647	97,628	375,507	181,921
VPG	4,229	4,255	4,463	4,356
Owned contract sales mix	71.8%	71.4%	72.1%	65.2%
Fee-for-service contract sales mix	28.2%	28.6%	27.9%	34.8%

Contract sales	$621	$433	$1,747	$831
Adjustments:
Fee-for-service sales(1)	(175)	(124)	(488)	(289)
Provision for financing receivables losses	(32)	(50)	(103)	(78)
Reportability and other:
Net recognition of sales of VOIs under construction(2)	86	241	34	167
Fee-for-service sale upgrades, net	5	3	14	8
Other(3)	(5)	(15)	(74)	(42)
Sales of VOIs, net	$500	$488	$1,130	$597
Plus:
Fee-for-service commissions and brand fees, net	125	73	293	162
Sales revenue	625	561	1,423	759
Less:
Cost of VOI sales	102	130	207	154
Sales and marketing expense, net(4)	246	174	644	316
Real estate profit	$277	$257	$572	$289
Real estate profit margin	44.3%	45.8%	40.2%	38.1%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	177	118	457	252
Less:
Marketing revenue and other fees	52	45	164	90
Fee-for-service commissions and brand fees, net	$125	$73	$293	$162
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Just-In-Time Contract Sales Mix	18%	19%	14%	22%
Fee-For-Service Contract Sales Mix	28%	29%	28%	35%
Total Capital-Efficient Contract Sales Mix(1)	46%	48%	42%	57%
(1)Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income(1)	$61	$46	$170	$108
Other financing revenue	7	7	26	19
Financing revenue	68	53	196	127
Consumer financing interest expense(2)	11	8	26	22
Other financing expense	14	11	40	21
Financing expense	25	19	66	43
Financing profit	$43	$34	$130	$84
Financing profit margin	63.2%	64.2%	66.3%	66.1%
(1)For the three and nine months ended September 30, 2022, this amount includes $7 million and $27 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.
(2)For the three and nine months ended September 30, 2022, this amount includes $2 million and $8 million, respectively, of amortization of the premium related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended September 30,
	2022	2021
Total members	514,942	462,962
Legacy-HGV Net Owner Growth (NOG)(1)	12,433	3,927
Legacy-HGV Net Owner Growth % (NOG)(1)	3.8%	1.2%
(1) NOG is a twelve-trailing-month concept and thus not calculated for Diamond under HGV’s ownership.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Club management revenue	$48	$42	$150	$98
Resort management revenue	82	57	229	94
Resort and club management revenues	130	99	379	192
Club management expense	11	8	31	18
Resort management expense	34	18	87	27
Resort and club management expenses	45	26	118	45
Resort and club management profit	$85	$73	$261	$147
Resort and club management profit margin	65.4%	73.7%	68.9%	76.6%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Rental revenues	$157	$104	$436	$184
Ancillary services revenues	2	8	30	14
Rental and ancillary services revenues	159	112	466	198
Rental expenses	141	77	401	138
Ancillary services expense	3	7	25	13
Rental and ancillary services expenses	144	84	426	151
Rental and ancillary services profit	$15	$28	$40	$47
Rental and ancillary services profit margin	9.4%	25.0%	8.6%	23.7%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales of VOIs, net	$500	$488	$1,130	$597
Sales, marketing, brand and other fees	177	118	457	252
Financing revenue	68	53	196	127
Real estate sales and financing segment revenues	745	659	1,783	976
Cost of VOI sales	(102)	(130)	(207)	(154)
Sales and marketing expense, net	(322)	(234)	(849)	(432)
Financing expense	(25)	(19)	(66)	(43)
Marketing package stays	(10)	(5)	(25)	(13)
Share-based compensation	3	3	9	7
Other adjustment items	6	6	21	11
Real estate sales and financing segment adjusted EBITDA	$295	$280	$666	$352
Real estate sales and financing segment adjusted EBITDA profit margin	39.6%	42.5%	37.4%	36.1%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Resort and club management revenues	$130	$99	$379	$192
Rental and ancillary services	159	112	466	198
Marketing package stays	10	5	25	13
Resort and club management segment revenue	299	216	870	403
Resort and club management expenses	(45)	(26)	(118)	(45)
Rental and ancillary services expenses	(144)	(84)	(426)	(151)
Share-based compensation	2	1	5	3
Other adjustment items	—	2	1	2
Resort and club segment adjusted EBITDA	$112	$109	$332	$212
Resort and club management segment adjusted EBITDA profit margin	37.5%	50.5%	38.2%	52.6%